www.newtekone.com NASDAQ: NEWT Investor Day 2026 January 8, 2026 Hosted and Presented by: Barry Sloane, Chairman, President & CEO Frank M. DeMaria, EVP & Chief Financial Officer Peter Downs, President, Newtek Bank, N.A. Andrew Kaplan, Chief Strategy Officer Investor Relations Bryce Rowe browe@newtekone.com (212) 273-8292

www.newtekone.com 2 Note Regarding Forward-Looking Statements Certain statements contained in and made during this presentation include statements about our plans and future prospects for NewtekOne, Inc and our consolidated subsidiaries (the “Company”) and our industry that are “forward looking statements” within the meaning of the Private Securities Litigation and Reform Act of 1995. These forward looking statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. In addition, forecasts and guidance, including with respect to earnings per share, reflect risks, uncertainties and assumptions with respect to facts and circumstances that are beyond our control, in particular interest rates, monetary policy and prevailing economic conditions during the relevant periods, any of which may differ materially from our assumptions about the applicable period, causing our actual operating results, to differ materially from the stated guidance. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward looking statements to reflect the impact of circumstances or events that arise after the date the forward looking statements were made.

www.newtekone.com 3 • Lunch: 12:00 – 1:00 PM • Introduction: 1:00 – 1:05 PM - Bryce Rowe,VP, Investor Relations • Financial Presentation, including 2026 Forecast: 1:05 – 1:35 PM - Barry Sloane, Chairman, CEO, & President - Frank DeMaria, EVP & Chief Financial Officer • The Newtek Advantage®: 1:35 – 1:50 PM - Andrew Kaplan, Chief Strategy Officer • Technological Advantage in Banking & Our Use of AI: 1:50 – 2:20 PM - Peter Downs, President, Newtek Bank, N.A. • ALP Securitizations: 2:20 – 2:35 PM - Barry Sloane - Frank DeMaria • Concluding Remarks: 2:35 – 2:40 PM - Barry Sloane • Q&A: 2:45 – 3:45 PM Investor Day Agenda

www.newtekone.com 4 NewtekOne’s mission has not changed since the Company was formed in 1998: To provide business and financial solutions to independent business owners in the United States. We help our clients be more successful. NewtekOne, Inc. Mission Statement and Purpose

NewtekOne Snapshot

NewtekOne NASDAQ:NEWT

- NewtekOne is a technology enabled financial holding company regulated by the Board of Governors of the Federal Reserve System, owning and operating a nationally chartered digital bank that operates exclusively using online banking without physical branches.
- In January 2023, NewtekOne acquired what is now known as Newtek Bank, N.A. (the “Bank”) so it could add depository solutions and real-time payments to its five core verticals (Banking, Lending, Payment Processing, Payroll, and Insurance) that support independent business owners in the United States.
- NewtekOne uses proprietary and patented advanced technological solutions to acquire customers cost effectively, to manage its lending operation, to open accounts digitally, and to offer treasury management services through the Newtek Advantage®.
- NewtekOne provides a full menu of best-in-class, on-demand business and financial solutions to its independent business owner clientele without the use of traditional bankers, branches, brokers, or business development officers.

www.newtekone.com 5

www.newtekone.com 6 • What is different about NewtekOne’s operating model? - Wider lending margins are accompanied by higher levels of nonperforming loans (NPLs), larger provisions for credit losses (PCLs), and a higher allowance for credit losses (ACL). - We believe that our 20+ year business model of operating with higher NPLs, PCLs, and ACL, while producing profitability well above the industry average, is sound and effective. Our loan portfolio provides returns, net of provisions/charge-offs, that are higher than the industry average. - Fair value accounting applied to loans originated for sale. - Emphasis on profitability and total revenue generation, not assets under management or spread income. • We believe that by originating loans with higher yields and a stronger risk/reward trade off actually positions us with a stronger risk profile than having lower margin loans that have lower losses; our history bears this out. • Acquisition of National Bank of New York City rounded out our offering of business and financial solutions to our independent business clients by adding the depository function. Our customers visit their depository source 3-5 times/week and 12-20 times/month, primarily to move money and see their account balances. • We believe we will win the deposit race because we give the depositor value for depositing funds with Newtek Bank at an interest rate below the risk-free rate. NewtekOne: A Developing Disruptor That is Misunderstood

www.newtekone.com The Model Is Working Frank M. DeMaria – EVP and Chief Financial Officer

www.newtekone.com 8 Tangible Common Book Value per Share Growth • Since transitioning to a financial holding company in 1Q23, book value/share has increased 45% from $8.06 to $11.72 while tangible common book value (TBV)/share1 has increased 62% from $6.92 to $11.22. • In addition to TBV/share growth of $4.30, NewtekOne has distributed $2.05 of common dividends/share over the eleven quarters since transitioning. 1Note: Non-GAAP financial measure; reconciliation of non-GAAP financial measures to the most comparable GAAP measures are set forth starting on page 34. . $6.92 $7.04 $7.31 $8.07 $8.27 $8.68 $8.93 $9.39 $10.17 $10.55 $11.22 $7.10 $7.40 $7.85 $8.79 $9.18 $9.78 $10.22 $10.87 $11.84 $12.41 $13.27 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 TBV/ Share Cumulative Dividends/ Common Share TBV + Cumulative Dividends

www.newtekone.com 9 Consistent Revenue Growth NewtekOne Revenue * Annualized nine months ending September 30 . $203 $258 $282 $- $50 $100 $150 $200 $250 $300 2023 2024 2025* $M Net Interest Income Noninterest Income Revenue

www.newtekone.com 10 Consistently Improving Operating Efficiency 83% 76% 64% 66% 71% 66% 62% 56% 62% 60% 56% 40% 45% 50% 55% 60% 65% 70% 75% 80% 85% 90% 1Q 2Q 3Q 4Q 2023 2024 2025 NewtekOne Operating Efficiency Ratio • An improving operating efficiency ratio1 demonstrates the scalability of NewtekOne digitally delivering financial and business solutions to its independent business owner clients. 1Note: Non-GAAP financial measure; reconciliation of non-GAAP financial measures to the most comparable GAAP measures are set forth starting on page 34. .

www.newtekone.com 11 11.8% 14.2% 23.1% 25.4% 15.6% 20.3% 20.4% 31.0% 13.8% 19.6% 24.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 1Q* 2Q 3Q 4Q 1.8% 2.1% 3.0% 3.2% 2.8% 2.8% 2.9% 4.1% 1.8% 2.6% 3.1% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 1Q* 2Q 3Q 4Q 10.1% 12.0% 18.8% 20.2% 13.5% 17.0% 17.3% 26.0% 12.7% 17.9% 20.9% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 1Q* 2Q 3Q 4Q Consistently Strong Profitability 2023 2024 2025 NewtekOne Return on Avg. Assets1 NewtekOne Return on Avg. Common Tangible Equity1 NewtekOne Return on Avg. Equity1 1Note: Non-GAAP financial measure; reconciliation of non-GAAP financial measures to the most comparable GAAP measures are set forth starting on page 34. . * 1Q23 profitability in three charts is normalized for a 26% tax rate. .

www.newtekone.com 12 Asset Growth Supported by Healthy Capital Ratios NewtekOne: Assets vs. Regulatory Capital Ratios 5% 8% 11% 14% 17% 20% 23% 500 1,000 1,500 2,000 2,500 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 ($ M ) Assets T1L CET1 TRBC Notes: (1) Assets – left axis (2) right axis: Tier 1 Leverage Ratio (T1L) = Tier 1 Capital / Average Assets Common Equity Tier 1 Ratio (CET1) = Common Equity Tier 1 Capital / Risk-Weighted Assets Total Risk Based Capital Ratio (TRBC) = Total Regulatory Capital / Risk-Weighted Assets

www.newtekone.com 13 2026 Forecast Loan production assumptions: $ in millions except for per share data . SBA 7(a) originations 1,000$ ALP (or C&I HFS) originations 500$ SBA 504 originations 175$ C&I/CRE HFI net growth 150$ $ in millions . Low Mid High EPS 2.15$ 2.35$ 2.55$ Book Value/Share 13.49$ 13.69$ 13.89$ TBV/Share 12.98$ 13.18$ 13.38$ Revenue 315$ 330$ 345$ Operating expenses 175$ 185$ 195$ Net Income 62$ 68$ 74$

www.newtekone.com 14 The Newtek Advantage® One Dashboard. A Single Pane of Glass. Built for Business. Andrew Kaplan – Chief Strategy Officer

Streamlined Solutions for Business Owners
NewtekOne
NASDAQ:NEWT

Payments, Cash Flow, and Financing Are Interconnected for Business Owners

The modern independent business owner's financial life is interconnected and horizontal, spanning banking, payments, payroll, loans, and insurance.

However, financial services are built and distributed through disconnected vertical product silos, creating friction, a fragmented customer experience, and high barriers to entry driven by legacy systems and regulatory complexity.

This forces business owners into fragmented experiences, repeated signups, and a constant struggle to manage a disjointed financial picture.


Business Owner Needs
Banking
Payroll
Payments
Loans
Insurance

www.newtekone.com
15

www.newtekone.com 16 The Newtek Advantage® A Fully Integrated Operating Platform and a Differentiated Client Experience A level of integration others would be hard pressed to replicate No comparable platform exists with this breadth and depth, and competitors are constrained by legacy systems, siloed operations, and regulatory barriers that make replication impractical. Built over time, not assembled The platform has been developed over many years through layered innovation, including native payroll, lending operating systems, and full-service business banking functionality. Full-service business banking, embedded by design Customers manage ACH, wires, send and receive money, treasury management, payment batches, and card activity alongside loans, payments, insurance, and payroll, without friction, creating sticky relationships. Proven transformation with measurable results Since acquiring Newtek Bank three years ago, NewtekOne has transformed a traditional single branch- based bank into a fully digital institution: • Grown Newtek Bank to $1.5B in assets (7x over three years) • Opened 30,000+ digital accounts • In 2025, originated over $1.4B in loans • As a client acquisition tool, generates ~600 new referrals per day • Marketing database of ~ 2.5MM names • All while improving the efficiency ratio from over 70% in 2023 to 56.3% as of 9/30/25 A Better Client Experience

www.newtekone.com 17 Digital-first entry into the financial ecosystem One secure onboarding experience unlocks banking, payments, lending, payroll, and integrated insurance from a single platform. Reduced friction through connected services An integrated financial experience designed to deliver valuable solutions quickly, efficiently, and with expert support. Payments clarity and control Faster settlement, real- time visibility, and easier access to deposits. Built-in value beyond core financial services Free unlimited document storage, free website analytics, and real-time insights powered by QuickBooks data. A complete financial picture in one place Live view of cash flow, payments, loans, banking, and payroll with access to US based Newtek associates, on-camera, 24/7/365. A Single Pane of Glass for Business Owners

www.newtekone.com 18 For Partners The Newtek Advantage® Enhances Deposit & Loan Growth and Client Retention The Newtek Advantage® is designed for deployment by banks and credit unions seeking to modernize client experience and expand product offerings while NewtekOne expands distribution and scales revenue through the Newtek Advantage® platform. Partner Benefits • Grow Deposits: Offer a superior digital experience that attracts and retains business clients. • Grow Revenue: Introduce new services and deepen wallet share or improve efficiency in distributing services compared to the existing distribution model. • Retain Relationships: Improve client stickiness and satisfaction. • Balance Sheet Growth: Enable origination of business loans that can be retained on the partner institution’s balance sheet. Partner Benefits

www.newtekone.com 19 The acquisition of a bank was a critical strategic decision, anchoring the Newtek Advantage® in banking and payments—the place independent business owners repeatedly return to see what is happening in their business. By embedding loans, payments, payroll, insurance, and analytics directly into that experience, NewtekOne has built an integrated financial technology platform that helps independent business owners across their entire financial lives—grow revenue, manage expenses, and reduce risk. This embedded model delivers efficiency and scalability for NewtekOne, enabling growth through a platform that supports clients, partners, and expanded distribution. The Newtek Advantage® Advantage

www.newtekone.com Technological Advantage in Banking & Our Use of AI Peter Downs – President, Newtek Bank, N.A.

www.newtekone.com 21 Lending Operating System: Driving Scale and Efficiency Transforming Lending Operations • Scale Without Hiring – Automate workflows to handle growth without increasing headcount • Digital Customer Access – Enable customers to apply, track and manage loans online • Faster Decision Making – AI-driven analytics and streamlined processes for quicker approvals and closings • Drives Growth – Shortens turn times and delivers a best-in-class customer experience • Seamless Integrations – Connects with core banking systems, general ledger systems and third-party applications • Enhanced Risk Management – Integrated tools to monitor credit risk and ensure portfolio health • Improved Transparency – Clear audit trails and reporting for internal and regulatory needs • Mobile Accessibility – Apply and track your application on smartphones and tablets • Cost Efficiency – Reduces operational costs and borrower costs through automation and digitization

www.newtekone.com 22 Digital Deposit Account Opening For Business Customers Simplifying Small Business Banking • Ease of Application – Simple, intuitive process for small businesses to open deposit accounts online • Integrated with the Loan Operating System (LOS) – No redundant data entry by customer, information flows seamlessly between systems • Single Know Your Customer (KYC) process – Reduces turn time and customer information requested to open a deposit account and loan • Instant Offering with Loan Approval – Deposit account presented automatically upon loan approval • Direct Boarding to Core – Accounts are instantly created and linked to the core banking system • Regulatory Compliance Built-in – Workflows, established and tested, are fully compliant with banking regulations and audit requirements • Enhanced Customer Experience – Faster on boarding and unified application create a better experience for the customer

www.newtekone.com 23 Use of AI in Lending: Today and Tomorrow • Call Recording & Translation – Converts initial prequalification call into transaction summaries that are instantly added within the credit template • Automated Review of Financial Data – Tax transcripts, bank statements and credit bureau information integrated into credit templates • Spreading of Tax Returns – AI-driven financial statement spreads to allow for faster and more consistent cash flow analysis by underwriting • Document Summation for Closing – Summarizes key terms from leases, operating agreement and business corporate docs as well as franchise agreements to speed closing time • API Integrations – Utilized to gather due diligence items, like title searches, appraisals, lien searches and other foundational credit data to streamline the underwriting and closing process • Instant Access to Insurance Needed to Close Loans – Bindable quotes from information already supplied by the business during the application process for Life, Flood and going forward Property and Liability • AI is NOT used for loan decisioning or direct conversations with applicants

www.newtekone.com 24 Tangible Offerings: Powered by the LOS, DAO and AI • Small Business Term Loan Launch – Apply and Prequalify in 7 minutes, Close and Fund in 7 days or less - Long-term loan (up to 10-year amortization) allowing for lower payments - Secured by business and personal assets - Meets SBA eligibility criteria - Competitive interest rates (Prime +3%) - Underwritten, not scored-based decisioning - Loan sizes up to $350,000 • Triple Play Offering – One Application, Three Instant Offers - Business bank account that has no fees and pays you interest on balances - Revolving line of credit at reasonable interest rates (maximum of Prime + 6.25%) - Payments Processing – Instantly begin taking cards as payments - Cash Flow Management – Manage your business cash flow daily through the Newtek Advantage • Each offering uses digital application, documentation and closing to be fully online, fast and compliant

www.newtekone.com An Underappreciated Aspect of NewtekOne Securitizations of C&I Loans Held for Sale (Alternative Loan Program) Barry Sloane – NewtekOne, Inc. Chairman, CEO, and President

www.newtekone.com 26 • C&I loans held for sale have stronger risk profiles than those of SBA 7(a) loans. - Operating history is longer. - Loan to value is lower. - Guarantors with stronger liquidity and supporting financials. - Each loan has a business appraisal. • Approximately $850 million of originations across 180 loans since 2018. - $23 million of defaults across six loans. - $6 million of charge-offs. • Asset liability match in securitization vs. 4-5 year duration. • Better client experience vs. competitors offering merchant cash advance loans and daily and weekly debt discounted loans. • The ALP securitization completed in April 2025 generates 570 bps of spread income after FV mark on securitization not including 100 bps of servicing income. - 14% expected net yield on equity class, marked to FV quarterly. C&I Loans Held for Sale (aka ALP Loans)

www.newtekone.com 27 • NewtekOne has issued 16 securitizations and anticipates a 17th in January. - 13 of the 16 securitizations were backed by SBA 7(a) loans. - 3 securitizations backed by ALP loans and a 4th expected to be issued in January. • NALP Business Loan Trust 2025-1 (“2025-1”), NALP Business Loan Trust 2024-1 (“2024-1”), and NCL Business Loan Trust 2022-1 (“2022-1”). • The Company is currently launching its 2026-1 securitization transaction. ALP Securitizations *2026-1 transaction is subject to pricing and closing. Prospective purchasers of NewtekOne securitization notes are referred to the final offering memorandum relating to the securities discussed. Securitization 2026-1* 2025-1 2024-1 2022-1 ALP Loan Pool ($M) 340$ 216$ 191$ 86$ Weighted Average Loan Yield 12.74% 13.30% 12.68% 8.15% Notes Issued in Securitization ($M) 293$ 184$ 154$ 56$ Weighted Average Rate on Notes TBD 6.62% 6.72% 3.29% Gross Spread before 1% Servicing Fee TBD 6.68% 5.96% 4.86% Net Spread after 1% Servicing Fee TBD 5.68% 4.96% 3.86% Advance Rate 86% 85% 80% 65% With JV Partner? No No Yes Yes

www.newtekone.com 28 • NewtekOne retains on its balance sheet its equity interest in the 2025-1 Securitization, which is represented by the ownership certificate (“OC”) (since the loans in the 2025-1 transaction are held off balance sheet) and anticipates retaining the OC of 2026-1. • The 2025-1 OC is held at fair value, valued quarterly, and evaluated by a third party with expertise in valuations. • The OC of 2024-1 is held within a joint venture with an institutional investor; the joint venture holds the fair value of the loans in the 2024-1 securitization on its balance sheet. • On a quarterly basis, NewtekOne and its JV partner value its equity interests in the JV, which are approved by the JV’s board. • The fair value of the 2025-1 OC and the fair value of the loans in the 2024-1 are valued quarterly and derived primarily by discounting the cash flows to NEWT and secondarily by assessing the book value or overcollateralization of the securitization. Fair value is affected by (1) the performance of the underlying loans in the securitization and (2) changes in interest rates/market clearing yields. • Cash flows are modeled on Intex, which is a recognized provider of cash flow models for asset-backed securities in the US. Our Equity in ALP Securitizations

www.newtekone.com 29 • Cash flows of the securitizations are influenced by the spread between interest rates of loans and securitized debt, loan default frequency and severity, and loan prepayments. - ALP loans have rates fixed for five years at the initial rate, which establishes a floor rate for the life of the loan. - ALP loans carry 5% prepayment penalties for the first three years and 3% for months 36-48. - 2025-1 is modeled with a 15% cumulative default rate and a 20% severity, translating into 3% cumulative losses. 2026-1 is expected to be modeled similarly. • Every quarter, cash flows and performance of the collateral in the securitizations are evaluated against the model’s assumed cash flows and performance to arrive at the value of the OC. Quarterly adjustments to fair values are based on positive/negative variances in cash flows and book value. • After 100 basis points of call protected servicing income (via prepayment penalties), the 2025- 1 securitization is generating an excess net spread of roughly 570 basis points. The 2026-1 securitization is anticipated to generate a comparable excess net spread. - 90% of the excess net spread in 2025-1 is used to pay down the securitized debt; 2026-1 will be structured similarly. Equity Certificates in Securitizations

www.newtekone.com 30 • Performance of the two current securitizations, 2025-1 and 2024-1, show - Securitized debt being retired at a faster pace than loans due to excess net spread between the yield on loans and coupon on securitized debt. - The book values (or overcollateralization positions) of the securitizations are growing. - Book value (or overcollateralization position) is defined as loans in the securitizations less the securitized debt. Performance of Securitizations *2024-1 resides within a 50/50 joint venture. $ in millions Securitization 2025-1 2024-1* Initial Loan Pool 216.0$ 190.5$ Initial Notes Balance 184.4$ 154.3$ Initial Overcollateralization 31.6$ 36.2$ % of loan balance 15% 19% Loan Pool as of 11/30 212.3$ 148.2$ Notes Balance as of 11/30 170.2$ 99.6$ Overcollateralization as of 11/30 42.1$ 48.6$ % of loan balance 20% 33% $ growth in overcollateralization 10.5$ 12.4$ % growth in overcollateralization 33% 34%

Hypothetical Securitization Income Example

NewtekOne NASDAQ:NEWT

Loan Pool:	$ 300,000,000
Securitized Debt:	$ 255,000,000
Overcollateralization/ Book Value:	$ 45,000,000

Relevant Assumptions:

weighted average loan term	21 years/ 252 months
weighted average loan coupon	13.30%
weighted average debt coupon	6.60%
gross spread	6.70%
servicing fee	1.00%
net spread after servicing	5.70%

- Hypothetical example uses assumed metrics comparable to 2025-1.
- Hypothetical $300 million loan pool generates $22.7 million of annual net interest income, which is non-GAAP and defined as interest received on loans less interest paid on securitized debt.
- After 100 bps of servicing income, excess net spread income (1) pays down securitized debt, which leads to a growing book value, and (2) is distributed to owner of equity certificate.

	Interest Income	Interest Expense	Net Interest Income	Servicing Fees	Excess Net Spread	Cash to OC	Securitized Debt Paydown	Over-Collateralization
January	3,325,000	1,402,500	1,922,500	250,000	1,672,500	259,640	1,412,860	45,222,384
February	3,311,806	1,394,729	1,917,076	249,008	1,668,068	258,610	1,409,459	45,446,091
March	3,298,663	1,386,977	1,911,686	248,020	1,663,666	257,583	1,406,083	45,671,127
April	3,285,574	1,379,244	1,906,330	247,036	1,659,294	256,561	1,402,733	45,897,500
May	3,272,536	1,371,529	1,901,007	246,055	1,654,951	255,543	1,399,408	46,125,216
June	3,259,549	1,363,832	1,895,717	245,079	1,650,638	254,529	1,396,109	46,354,283
July	3,246,615	1,356,153	1,890,461	244,106	1,646,355	253,519	1,392,836	46,584,708
August	3,233,731	1,348,493	1,885,238	243,138	1,642,101	252,513	1,389,588	46,816,497
September	3,220,899	1,340,850	1,880,049	242,173	1,637,876	251,511	1,386,365	47,049,658
October	3,208,118	1,333,225	1,874,892	241,212	1,633,681	250,513	1,383,168	47,284,198
November	3,195,387	1,325,618	1,869,769	240,255	1,629,515	249,519	1,379,996	47,520,124
December	3,182,707	1,318,028	1,864,679	239,301	1,625,378	248,529	1,376,849	47,757,444

www.newtekone.com 31

www.newtekone.com 32 Income Statement Mechanics of ALP Securitization • Loans have historically transferred from warehouse facilities to securitizations. • Mechanics of an ALP securitization transaction: - Unrealized gains on loans being placed into securitization are reversed. (I/S line item = net gain/(loss) on loans under FV option) - Unrealized gain on retained residual is recognized. (I/S line = net gain on residuals in securitizations) - Servicing asset created. (I/S line item = net gain on sale of loans) - Transactional expenses recorded and include financing and legal costs. (I/S line = net gain on residuals in securitizations) - Cash reserve established. (impacted I/S line = net gain on residuals in securitizations)

www.newtekone.com GAAP to Non-GAAP Reconciliations

NewtekOne®
NASDAQ:NEWT

NewtekOne, Inc. *(dollars and number of shares in thousands)*	As of and for the three months ended March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Return on Average Tangible Common Equity				
Numerator: Net Income (GAAP)	$ 18,550	$ 7,011	$ 10,919	$ 11,120
Dividend on preferred equity	(249)	(400)	(400)	(405)
Numerator: Adjusted net income	18,301	6,611	10,519	10,715
Average Total Shareholders' Equity[1]	207,101	234,897	229,906	218,387
Deduct: Preferred Stock (GAAP)	11,404	19,738	19,738	19,738
Average Common Shareholders' Equity[1]	195,697	215,159	210,168	198,649
Return on Average Common Equity	*36.3%*	*12.0%*	*18.8%*	*20.2%*
Deduct: Average Goodwill and Intangibles[1]	28,101	27,848	29,729	31,250
Denominator: Average Tangible Common Equity[1]	167,596	187,311	180,439	167,399
Return on Average Tangible Common Equity[1]	*44.3%*	*14.2%*	*23.1%*	*25.4%*
Return on Average Assets				
Numerator: Net Income (GAAP)	$ 18,550	$ 7,011	$ 10,919	$ 11,120
Denominator: Average Assets[1]	1,115,047	1,341,165	1,424,670	1,382,690
Return on Average Assets[1]	*6.75%*	*2.10%*	*3.04%*	*3.19%*
Efficiency Ratio				
Numerator: Non-Interest Expense (GAAP)	$ 39,023	$ 37,777	$ 31,320	$ 37,938
Net Interest Income (GAAP)	$ 4,583	$ 5,673	$ 8,077	$ 8,301
Non-Interest Income (GAAP)	$ 42,356	$ 44,285	$ 41,026	$ 49,107
Denominator: Total Income (or Revenue)	46,939	49,958	49,103	57,408
Efficiency Ratio[1]	*83.1%*	*75.6%*	*63.8%*	*66.1%*
Tangible Book Value Per Common Share				
Total Shareholders' Equity (GAAP)	$ 218,038	$ 220,728	$ 227,023	$ 249,046
Deduct: Goodwill and Intangibles (GAAP)	28,101	27,595	27,157	30,120
Total Tangible Book Value[1]	189,937	193,133	199,866	218,926
Deduct: Preferred Stock (GAAP)	19,738	19,738	19,738	19,738
Numerator: Tangible Book Value Per Common Share[1]	170,199	173,395	180,128	199,188
Denominator: Total Number of Shares Outstanding	24,609	24,615	24,645	24,680
Tangible Book Value Per Common Share[1]	*$ 6.92*	*$ 7.04*	*$ 7.31*	*$ 8.07*

[1]Note: Non-GAAP financial measure

www.newtekone.com
34

NewtekOne®
NASDAQ:NEWT

NewtekOne, Inc.	As of and for the three months ended			
(dollars and number of shares in thousands)	**March 31, 2024**	**June 30, 2024**	**September 30, 2024**	**December 31, 2024**
Return on Average Tangible Common Equity				
Numerator: Net Income (GAAP)	$ 9,650	$ 10,948	$ 11,934	$ 18,321
Dividend on preferred equity	(400)	(400)	(400)	(400)
Numerator: Adjusted net income	9,250	10,548	11,534	17,921
Average Total Shareholders' Equity[1]	287,831	258,326	274,888	279,853
Deduct: Preferred Stock (GAAP)	19,738	19,738	19,738	19,738
Average Common Shareholders' Equity[1]	268,093	238,588	255,150	260,115
Return on Average Common Equity	*13.5%*	*17.0%*	*17.3%*	*26.0%*
Deduct: Average Goodwill and Intangibles[1]	30,060	29,883	29,883	29,939
Denominator: Average Tangible Common Equity[1]	238,033	208,705	225,267	230,176
Return on Average Tangible Common Equity [1]	*15.6%*	*20.3%*	*20.4%*	*31.0%*
Return on Average Assets				
Numerator: Net Income (GAAP)	$ 9,650	$ 10,948	$ 11,934	$ 18,321
Denominator: Average Assets[1]	1,401,554	1,551,009	1,610,849	1,787,859
Return on Average Assets [1]	*2.77%*	*2.84%*	*2.95%*	*4.08%*
Efficiency Ratio				
Numerator: Non-Interest Expense (GAAP)	$ 41,159	$ 40,564	$ 38,847	$ 42,139
Net Interest Income (GAAP)	$ 8,906	$ 9,129	$ 10,981	$ 11,289
Non-Interest Income (GAAP)	$ 49,367	$ 52,020	$ 51,851	$ 64,074
Denominator: Total Income (or Revenue)	58,273	61,149	62,832	75,363
Efficiency Ratio [1]	*70.6%*	*66.3%*	*61.8%*	*55.9%*
Tangible Book Value Per Common Share				
Total Shareholders' Equity (GAAP)	$ 254,132	$ 274,002	$ 281,785	$ 296,282
Deduct: Goodwill and Intangibles (GAAP)	29,944	29,783	29,624	29,582
Total Tangible Book Value[1]	224,188	244,219	252,161	266,700
Deduct: Preferred Stock (GAAP)	19,738	19,738	19,738	19,738
Numerator: Tangible Book Value Per Common Share[1]	204,450	224,481	232,423	246,962
Denominator: Total Number of Shares Outstanding	24,715	25,852	26,018	26,291
Tangible Book Value Per Common Share [1]	*$ 8.27*	*$ 8.68*	*$ 8.93*	*$ 9.39*

[1]Note: Non-GAAP financial measure

www.newtekone.com
35

NewtekOne
NASDAQ:NEWT

NewtekOne, Inc.	As of and for the three months ended		
(dollars and number of shares in thousands)	**March 31, 2025**	**June 30, 2025**	**September 30, 2025**
Return on Average Tangible Common Equity			
Numerator: Net Income (GAAP)	$ 9,367	$ 13,703	$ 17,901
Dividend on preferred equity	(400)	(400)	(472)
Numerator: Adjusted net income	8,967	13,303	17,429
Average Total Shareholders' Equity[1]	299,308	307,256	339,077
Deduct: Preferred Stock (GAAP)	19,738	19,738	35,802
Average Common Shareholders' Equity[1]	279,570	287,518	303,275
Return on Average Common Equity	*12.7%*	*17.9%*	*20.9%*
Deduct: Average Goodwill and Intangibles[1]	15,130	14,692	14,653
Denominator: Average Tangible Common Equity[1]	264,440	272,826	288,622
Return on Average Tangible Common Equity[1]	*13.8%*	*19.6%*	*24.0%*
Return on Average Assets			
Numerator: Net Income (GAAP)	$ 9,367	$ 13,703	$ 17,901
Denominator: Average Assets[1]	2,098,325	2,131,477	2,262,678
Return on Average Assets[1]	*1.81%*	*2.58%*	*3.14%*
Efficiency Ratio			
Numerator: Non-Interest Expense (GAAP)	$ 41,177	$ 42,309	$ 42,159
Net Interest Income (GAAP)	$ 13,933	$ 13,923	$ 14,549
Non-Interest Income (GAAP)	$ 52,398	$ 56,275	$ 60,388
Denominator: Total Income (or Revenue)	66,331	70,198	74,937
Efficiency Ratio[1]	*62.1%*	*60.3%*	*56.3%*
Tangible Book Value Per Common Share			
Total Shareholders' Equity (GAAP)	$ 302,280	$ 312,180	$ 386,707
Deduct: Goodwill and Intangibles (GAAP)	14,711	14,672	14,633
Total Tangible Book Value[1]	287,569	297,508	372,074
Deduct: Preferred Stock (GAAP)	19,738	19,738	48,181
Numerator: Tangible Book Value Per Common Share[1]	267,831	277,770	323,893
Denominator: Total Number of Shares Outstanding	26,343	26,317	28,876
Tangible Book Value Per Common Share[1]	*$ 10.17*	*$ 10.55*	*$ 11.22*

[1]Note: Non-GAAP financial measure

www.newtekone.com 36